Exhibit 10.9

EMPLOYMENT AGREEMENT

Duly made and executed on this 27th day of June, 2011

This Employment Agreement (this “Agreement”) is entered by and between Objet Ltd., with offices at 2 Holtzman Street, Science Park, Rehovot 76124, Israel (the “Company”); and

on the first part

Ilan Levin, I.D. No. 310064969, residing at 46 Menucha Ve’Nachala Street, Rehovot, Israel (the “IL”)

on the second part

WHEREAS                         the IL has served since June 2000 as a member of the Company’s Board of Directors; and

WHEREAS                         IL has been, and continues to be, entitled to compensation as a member of the Company’s Board of Directors, in accordance with a resolution of the General Meeting of the Company dated May 31, 2010, in the amount of $15,000 per month of continued service as a member of the Board irrespective of this Agreement; and

WHERAS                                  in accordance with a resolution of the Board of Directors dated February 21, 2011 and of the General Meeting of the Company dated June 9th, 2011, IL has been appointed to the office of President of the Company, in addition to and irrespective of his continued service as a member of the Board; and

WHERAS                                  the Company desires to employ IL as President of the Company, in addition to and irrespective of his continued service as a member of the Board of Directors of the Company, pursuant to the terms and conditions set forth herein and IL desires to enter into such employment; and

NOW, THEREFORE, the parties hereto agree as follows:

1.                            EMPLOYMENT

1.1.                           IL’s employment in the position of the Company’s President shall commence on June 1, 2011, (the “Commencement Date”). . IL undertakes to perform such duties and responsibilities as may be assigned to him by the Company’s Board of Directors from time to time and shall be subordinated to the Company’s Board of Directors.

1.2.                           This Agreement may be terminated by either party at any time by giving the other party hereto three (3) months’ prior written notice of such termination (the “Notice Period”).

1.3.                           Notwithstanding anything to the contrary in Section 1.3 above, the Company may immediately cease IL’s employment and may shorten all or part of the Notice Period, regardless of whether notice of termination was given by the Company or by IL; provided, however, that in such event IL shall be entitled to receive such Salary, as such term is defined in Section 1 of Appendix A attached hereto, during the Notice Period as if IL were to continue to be employed by the Company for the duration of such Notice Period.

1.4.                           In the event of resignation by IL, in which IL did not give the Company prior written notice, the Company may deduct from any amount owed to IL, an amount equal to IL’s Salary for the time he did not work during the required Notice Period, as a pre-accepted and undisputed compensation therefor. Without derogating from the preceding sentence, the Company reserves its right to sue IL for any damages suffered by the Company as a result of IL’s failure to give the Company prior written notice in accordance with Section 1.3 above.

1.5.                           Notwithstanding anything to the contrary herein, the Company may terminate IL’s employment for Cause without advance notice and without derogating from any remedy to which the Company may be entitled. A termination for “Cause” is a termination due to (i) IL’s embezzlement of funds of the Company; or (ii) IL’s material breach of the terms and conditions of this Agreement; or (iii) IL being involved in an act which constitutes a breach of trust between himself and the Company or constitutes a breach of discipline; or (iv) IL’s conduct has caused grave injury to the Company, monetarily or otherwise.

1.6.                           IL shall have no right for a lien on any of the Company’s assets, equipment or any other material including car and cellular phone if applicable and including information or Confidential Information as defined in Exhibit B attached to this Agreement (hereinafter the “Company’s Equipment”) in its possession. IL shall return to the Company all of the Company’s Equipment in its possession no later than the day of termination of employee-employer relationship and prior to any vacation of more than 30 days (including vacation due to pregnancy or prior notice) or within 7 days after the Company’s demand.

2.                            SPECIAL AGREEMENT

It is agreed between the parties that this Agreement is a personal agreement, and that the position IL is to hold within the Company is an executive position which requires a special measure of personal trust, as such terms are defined in the Working Hours and Rest Law 5711 - 1951, as amended (the “Law”). The provisions of any collective bargaining agreement which exist or shall exist do not, and will not, apply to the employment of IL, whether such agreement was signed among the government, the General Federation of Labor and Employers organizations, or any of such parties, or whether signed by others, in relation to the field or fields of the business of the Company or in relation to the position held by or the profession of IL. Thus, IL may be required, from time to time and according to the work load demanded of him, to work beyond the regular working hours and IL shall not be entitled to any further compensation other than as specified in this Agreement and the Appendixes hereto.

3.                            COMPENSATION

In consideration for the performance of his duties solely under this Agreement, IL shall be entitled to the compensation set forth in Appendix A attached hereto.

4.                            NON DISCLOSURE, COMPETITIVE ACTIVITY AND OWNERSHIP OF INVENTIONS

Simultaneously with the signing of this Agreement IL shall sign the Non-Disclosure, Unfair Competition and Ownership of Inventions undertaking in favor of the Company and any subsidiary and parent company of the Company, attached hereto as Appendix B.

5.                            REPRESENTATIONS AND UNDERTAKINGS

IL represents and undertakes all of the following:

5.1.                           There are no other undertakings or agreements preventing him from committing himself in accordance with this Agreement and performing his obligations hereunder.

5.2.                           IL does not suffer from any health disability which prevents him from performing his obligations according to this Agreement.

5.3.                           IL has the ability, knowledge and qualifications needed to perform his obligations according to this Agreement.

5.4.                           IL shall inform the Company, immediately upon becoming aware, of every matter in which he or his immediate family has a personal interest and which might give rise to a conflict of interest with his duties under the terms of his employment.

5.5.                           IL shall not receive any payment and/or benefit from any third party, directly or indirectly in connection with his employment. In the event IL breaches this Sub-section, without derogating from any of the Company’s right by law or contract, such benefit or payment shall become the sole property of the Company and the Company may set-off such amount from any sums due to IL.

5.6.                           In carrying out his duties under this Agreement, IL shall not make any representations or give any guarantees on behalf of the Company, except as expressly and in advance authorized so to do.

5.7.                           IL acknowledges and agrees that from time to time he may be required by the Company to travel and stay abroad as part of his duties towards the Company.

5.8.                            IL undertakes to use the Company’s Equipment and facilities only for the purpose of his employment. IL acknowledges and agrees that the Company is entitled to conduct inspections within the Company’s offices and on the Company’s computers, including inspections of electronic mail transmissions, internet usage and inspections of their content. For the avoidance of any doubt, it is hereby clarified that all examination’s finding shall be the Company’s sole property.

5.9.                            In any event of the termination of this Agreement, IL shall cooperate with the Company and use his best efforts to assist with the integration into the

Company’s organization of the person or persons who will assume IL’s responsibilities.

6.                            GENERAL PROVISIONS

6.1.                           This Agreement and all Appendixes attached hereto constitute the entire agreement between the parties hereto, excluding the Director Compensation Agreement, and supersedes all prior agreements, proposals, understandings and arrangements, if any, whether oral or written, between the parties hereto with respect to the subject matter hereof.

6.2.                           This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

6.3.                           This Agreement shall be governed by and construed in accordance with the laws of the State of Israel and the sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement shall be the regional labor court in Tel-Aviv.

6.4.                           If any term or provision of this Agreement is declared invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement and its Appendixes shall nevertheless remain in full force and effect.

6.5.                           IL acknowledges and declares that he has carefully read and understood all the provisions of this Agreement and its Appendixes, he accepts all such provisions and he signs this Agreement at his own free will and full consent.

6.6.                           Any notice or other communications to the other party must be in writing, to the address set forth in the preamble to this Agreement (or to such other address as shall be specified by like notice), sent via registered mail or messenger, and such notice shall be deemed given after four (4) business days, if sent via registered mail, or after one (1) day is sent by messenger, provided a proof of delivery has been received.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

	Objet Ltd.	Employee:	Ilan Levin

By:	/s/ David Reis	/s/ Ilan Levin

Title:	CEO

APPENDIX A

COMPENSATION

1.                            Salary.

IL shall be entitled to a gross monthly salary of NIS 27,000 (being the equivalent of USD 7,500 as of February 21, 2011, the date of the resolution of the Board of Directors approving the appointment of IL as President and the approval of his compensation) ] (the “Salary”). The Company will annually evaluate the performance of both IL and the Company and will determine, at the Company’s sole discretion, whether to increase IL’s Salary and, if so, in what amount, and subject to any other approval which may be required under any applicable law.

2.                            Insurance Policies.

The Company shall insure IL under an accepted ‘Manager’s Insurance Scheme’ (the “Managers Insurance”), in accordance with the expansion order in the Industrial field (the “Order”), as far as it applies to IL, as follows: (i) the Company shall pay an amount equal to 5% of IL’s Salary towards the Managers Insurance for IL’s benefit and shall deduct 5% from IL’s Salary and pay such amount towards the Managers Insurance for IL’s benefit (the various components of the Managers Insurance shall be fixed at the discretion of IL); (ii) the Company shall pay an amount equal to 8 1/3% of IL’s Salary towards a fund for severance compensation; and (iii) the Company shall pay an amount of up to 2 1/2% of IL’s Salary towards disability insurance.

The IL hereby instructs the Company to transfer to the Managers Insurance the amounts on his behalf. For the avoidance of any doubt, if the amounts accumulated by IL shall be more than the maximum amount according to the Income Tax Order, such amount shall be considered as IL’s income.

3.                            Keren Hishtalmut.

The Company and IL shall open and maintain a ‘Keren Hishtalmut’ Fund (the “Fund”). Subject to the maximum amount stated in Section 3(e) of the Income Tax Ordinance 1961 (the “Income Tax Ordinance”), the Company shall contribute to such Fund an amount equal to 7 1/2% of each monthly Salary payment, and IL shall contribute to such Fund an amount equal to 2 1/2% of each monthly Salary payment. IL hereby instructs the Company to transfer to such Fund the amount of IL’s contribution from each monthly Salary payment. For the avoidance of any doubt, in the event that IL shall accrue an aggregate total amount in the Fund exceeding the maximum total amount prescribed by the Income Tax Ordinance, such extra amount shall be deemed as revenue income and such amount shall be contributed to the Fund or to the Salary as an “Additional Contribution of Keren Hishtalmut,” at IL’s discretion. The Employee hereby declares that such Fund and the Additional Contribution of Keren Hishtalmut shall not be part of the Salary and shall not be taken into account with regard to any and all social benefits that IL is entitled to, including but not limited to severance payment and the social benefits specified in this Employment Agreement.

4.                            Funds Release.

The Managers Insurance and the Fund (with regard to amounts contributed by the Company) shall be transferred to IL, subject to any applicable law and to the Order,

as far as it is applicable to IL, upon the termination of the IL’s employment under any circumstances, except in circumstances of termination of employment for Cause, and shall substitute the severance pay owed to IL, according to Section 14 of the Severance Compensation Law, 1963.

5.                            Vacation and Sick Leave.

Subject to the provisions of the Annual Vacation Law-1951 (the “Vacation Law”), IL shall be entitled to twenty one (21) vacation days (the “Vacation Days”), with respect to each twelve (12) months’ period of continuous employment with the Company. These Vacation Days include the number of paid vacation days to which IL is entitled in accordance with the Vacation Law (the “Vacation Law Days”). Any Vacation Days shall be first credited on account of Vacation Days which are not Vacation Law Days (if any). IL shall be entitled to carry forward only the unused vacation days out of the Vacation Law Days, in accordance with the terms set out in the Vacation Law. IL shall not be entitled to carry forward or to redeem any unused vacation days in excess of the Vacation Law Days.

For the avoidance of doubt, the dates of IL’s vacation shall be determined by the Company, in its own discretion, in accordance with the Company’s needs, and to the extent possible, taking into consideration IL’s request. The Company shall be entitled to set uniform dates for vacation to all or part of its employees, with respect to all or any part of the vacation days, as it shall deem fit.

IL shall be entitled to sick leave in accordance with the provisions of the Sick Pay Law-1976.

6.                            Options

Pursuant to the resolution of the General Meeting of Shareholders of the Company, dated June 9, 2011, IL shall be granted 1,000,000 options each such option entitling IL to purchase one (1) Ordinary Share of the Company (the “Options”), at an exercise price of USD 0.90 per share, subject to any dilution. The Options shall vest over a course of four (4) years of continuous employment, as follows: (i) 25% of the Options shall vest and become exercisable at the lapse of 12-month period of continued employment from the Commencement Date, being January 1, 2011, and (ii) the balance thereof shall vest on a quarterly basis during 36 months period thereafter, such that 6.25% of the Options shall vest and become exercisable at the lapse of each quarter of continued employment subsequently thereafter.

IL undertakes to take all actions and to sign all documents required, at the discretion of the Company, in order to give effect to and enforce the above terms and conditions. Any tax liability in connection with the Options (including with respect to the grant, exercise, sale of the Options or the shares receivable upon their exercise) shall be borne solely by IL.

7.                            Vehicle

For the purpose of his employment, the Company shall provide IL, with a vehicle of a make and size similar to the vehicle as provided to the CEO (the “Car”). The Company shall bear all the fixed and variable costs of the car, including licenses, insurance, gas and repairs but the Company shall not bear costs of any tickets, traffic offense or fines of any kind. For the avoidance of any doubt, it is agreed that with regard to any tax obligations, IL shall not be entitled to any grossing up of the Car benefits.

IL shall: (i) take good care of the Car and ensure that the provisions and conditions of any policy of insurance relating thereto are observed (including the provisions with respect to the protection of the Car); and (ii) in the event that IL’s employment terminates for whatever reason, he will forthwith return the Car with the keys and all licenses and other documentation relating to the Car, to the Company. The Car shall be used in accordance with the Company’s policy as shall be in effect from time to time.

IL shall not have any lien right in the Car or in any document or property relating thereto.

8.                            Business Expenses.

The Company shall reimburse IL for necessary and customary business expenses incurred by IL, in accordance with Company policy as determined by the Company from time to time. The Company shall provide IL with a laptop computer and with phone and Internet lines at IL’s home office and cover all expenses associated therewith.

9.                            Taxes.

The Company shall withhold or charge IL with all taxes and other compulsory payments as required under law in respect of, or resulting from, the compensation paid to or received by him and in respect of all the benefits that IL is or may be entitled to.

APPENDIX B

THIS UNDERTAKING (“Undertaking”) is entered into as of the first (1st) day of June 1, 2011, by Ilan Levin, I.D. No. 310064969, an individual residing at 46 Menucha Ve’Nachala Street, Rehovot, Israel (“IL”).

WHEREAS,                                            IL wishes to be employed by Objet Ltd., an Israeli company (the “Company”); and

WHEREAS,                                            it is critical for the Company to preserve and protect its Confidential Information (as defined below), its rights in Inventions (as defined below) and in all related intellectual property rights, and IL is entering into this Undertaking as a condition to IL’s employment with the Company.

NOW, THEREFORE, the IL undertakes and warrants towards the Company as follows:

References herein to the term “Company” shall include any of the Company’s direct or indirect parent, subsidiary and affiliated companies, and their respective successors and assigns.

1.                            Confidentiality.

1.1.                           IL acknowledges that IL has had and is expected to have access to information that relates to the Company, its business, assets, financial condition, affairs, activities, plans and projections, customers, suppliers, partners, and other third parties with whom the Company agreed or agrees, from time to time, to hold information of such party in confidence (the “Confidential Information”). Confidential Information shall include, without limitation, information, whether or not marked or designated as confidential, concerning technology, products, research and development, patents, copyrights, inventions, trade secrets, test results, formulae, processes, data, know-how, marketing, promotion, business and financial plans, policies, practices, strategies, surveys, analyses and forecasts, financial information, customer lists, agreements, transactions, undertakings and data concerning employees, consultants, officers, directors, and shareholders. Confidential Information includes information in any form or media, whether documentary, written, oral, magnetic, electronically transmitted, through presentation or demonstration or computer generated.  Confidential Information shall not include information that has become part of the public domain not as a result of a breach of any obligation owed by IL to the Company.

1.2.                           IL acknowledges and understands that the employment by the Company and the access to Confidential Information creates a relationship of confidence and trust with respect to such Confidential Information.

1.3.                           During the term of IL’s employment and at any time after termination or expiration thereof, for any reason, IL shall keep in strict confidence and trust, shall safeguard, and shall not disclose to any person or entity, nor use for the benefit of any party other than the Company, any Confidential Information, other than with the prior express consent of the Company.

1.4.                           All right, title and interest in and to Confidential Information are and shall remain the sole and exclusive property of the Company or the third party providing such Confidential Information to the Company, as the case may be. Without limitation of the foregoing, IL agrees and acknowledges that all memoranda, books, notes, records, email transmissions, charts, formulae, specifications, lists and other documents (contained on any media whatsoever) made, reproduced, compiled, received, held or used by IL in connection with the employment by the Company or that otherwise relates to any Confidential Information (the “Confidential Materials”), shall be the Company’s sole and exclusive property and shall be deemed to be Confidential Information. All originals, copies, reproductions and summaries of the Confidential Materials shall be delivered by IL to the Company upon termination or expiration of IL’s employment for any reason, or at any earlier time at the request of the Company, without IL retaining any copies thereof.

1.5.                           During the term of IL’s employment with the Company, IL shall not remove from the Company’s offices or premises any Confidential Materials unless and to the extent necessary in connection with the duties and responsibilities of IL and permitted pursuant to the then applicable policies and regulations of the Company. In the event that such Confidential Material is duly removed from the Company’s offices or premises, IL shall take all actions necessary in order to secure the safekeeping and confidentiality of such Confidential Materials and return the Confidential Materials to their proper files or location as promptly as possible after such use.

1.6.                           During the term of IL’s employment with the Company, IL will not improperly use or disclose any proprietary or confidential information or trade secrets, and will not bring onto the premises of the Company any unpublished documents or any property, in each case belonging to any former employer or any other person to whom IL has an obligation of confidentiality and/or non-use (including, without limitation, any academic institution or any entity related thereto), unless generally available to the public or consented to in writing by that person.

2.                            Unfair Competition and Solicitation. IL acknowledges that in light of IL’s position with the Company and in view of the IL’s exposure to, and involvement in, the Company’s sensitive and valuable proprietary information, property (including, intellectual property) and technologies, as well as its goodwill and business plans (the “Company’s Major Assets”), the provisions of this Section 2 are reasonable and necessary to legitimately protect the Company’s Major Assets, and are being undertaken by IL as a condition to the employment of IL by the Company. IL confirms that IL has carefully reviewed the provisions of this Section 2, fully understands the consequences thereof and has assessed the respective advantages and disadvantages to IL of entering into this Undertaking and, specifically, Section 2 hereof.  In light of the above provisions, IL undertakes that during the term of employment with the Company and for a period of twelve (12) months thereafter:

2.1.                           IL shall not engage, establish, open or in any manner whatsoever become involved, directly or indirectly, either as an employee, owner, partner, agent, shareholder, director, consultant or otherwise, in any business, occupation, work or any other activity which is reasonably likely to involve or require the use of any of the Company’s Major Assets. IL confirms that engagement, establishment, opening or involvement, directly or indirectly, either as an employee, owner, partner, agent, shareholder, director, consultant or otherwise, in any business, occupation, work or any other activity which competes with the business of the Company as conducted during the term of employment or contemplated, during such term, to be conducted, is likely to require the use of all or a portion of the Company’s Major Assets.

2.2.                           IL shall not, directly or indirectly, solicit, hire or retain as an employee, consultant or otherwise, any employee of the Company or induce or attempt to induce any such employee to terminate or reduce the scope of his or her employment with the Company.

2.3.                           IL shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any consultant, service provider, agent, distributor, customer or supplier of the Company to terminate, reduce or modify the scope of such person’s engagement with the Company.

3.                            Ownership of Inventions.

3.1.                           IL will notify and disclose in writing to the Company, or any persons designated by the Company from time to time, all information, improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable or registerable under copyright or any similar laws, made or conceived or reduced to practice or learned by IL, either alone or jointly with others, during IL’s employment with the Company (including after hours, on weekends or during vacation time) (all such information, improvements, inventions, formulae, processes, techniques, know-how, and data are hereinafter referred to as the “Invention(s)”) immediately upon discovery, receipt or invention as applicable.

3.2.                           IL agrees that all the Inventions are, upon creation, considered Inventions of the Company, shall be the sole property of the Company and its assignees, and the Company and its assignees shall be the sole owner of all patents, copyrights, trade secret and all other rights of any kind or nature, including moral rights, in connection with such Inventions. IL hereby irrevocably and unconditionally assigns to the Company all the following with respect to any and all Inventions: (i) patents, patent applications, and patent rights, including any and all continuations or extensions thereof; (ii) rights associated with works of authorship, including copyrights and copyright applications, Moral Rights (as defined below) and mask work rights; (iii) rights relating to the protection of trade secrets and confidential information; (iv) design rights and industrial property rights; (v) any other proprietary rights relating to intangible property including trademarks, service marks and applications therefor, trade names and packaging and all goodwill associated with the same; and (vi) all rights to sue for any infringement of any of the foregoing rights and the right to all income, royalties, damages and payments with respect to any of the foregoing rights.  IL also hereby forever waives and agrees never to assert any and all Moral Rights IL may have in or with respect to any Inventions, even after termination of employment on behalf of the Company.  “Moral Rights” means any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the law of any country in the world, or under any treaty.

3.3.                           IL further agrees to perform, during and after employment, all acts deemed reasonably necessary or desirable by the Company to permit and assist it, at the Company’s expense, in obtaining, maintaining, defending and enforcing the Inventions in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. IL hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as IL’s agents and attorneys-in-fact to act for and on IL’s behalf and instead of IL, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by IL.

3.4.                           IL shall not be entitled, with respect to all of the above, to any monetary consideration or any other consideration except as explicitly set forth in the employment agreement between IL and the Company. Without limitation of the foregoing, IL irrevocably confirms that the consideration explicitly set forth in the employment agreement is in lieu of any rights for compensation that may arise in connection with the Inventions under applicable law and waives any right to claim royalties or other consideration with respect to any Invention, including under Section 134 of the Israeli Patent Law — 1967. With respect to all of the above any, oral understanding, communication or agreement not memorialized in writing and duly signed by the Company shall be void.

4.                            General.

4.1.                           IL represents that the performance of all the terms of this Undertaking and IL’s duties as an employee of the Company does not and will not breach any invention assignment, proprietary information, non-compete, confidentiality or similar agreements with, or rules, regulations or policies of, any former employer or other party (including, without limitation, any academic institution or any entity related thereto).  IL acknowledges that the Company is relying upon the truthfulness and accuracy of such representations in employing IL.

4.2.                           IL acknowledges that the provisions of this Undertaking serve as an integral part of the terms of IL’s employment and reflect the reasonable requirements of the Company in order to protect its legitimate interests with respect to the subject matter hereof.

4.3.                           IL recognizes and acknowledges that in the event of a breach or threatened breach of this Undertaking by IL, the Company may suffer irreparable harm or damage and will, therefore, be entitled to injunctive relief to enforce this Undertaking (without limitation to any other remedy at law or in equity).

4.4.                           This Undertaking is governed by and construed in accordance with the laws of the State of Israel, without giving effect to its laws pertaining to conflict of laws.  IL agrees that any and all disputes in connection with this Undertaking shall be submitted to the exclusive jurisdiction of the competent courts located in the city of Tel-Aviv-Jaffa, Israel.

4.5.                           If any provision of this Undertaking is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto.  If such clause or provision cannot be so enforced, such provision shall be stricken from this Undertaking only with respect to such jurisdiction in which such clause or provision cannot be enforced, and the remainder of this Undertaking shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Undertaking. In addition, if any particular provision contained in this Undertaking shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing the scope of such provision so that the provision is enforceable to the fullest extent compatible with applicable law.

4.6.                           The provisions of this Undertaking shall continue and remain in full force and effect following the termination or expiration of the employment relationship between the Company and IL, for whatever reason. This Undertaking shall not serve in any manner so as to derogate from any of IL’s obligations and liabilities under any applicable law.

4.7.                           This Undertaking constitutes the entire agreement between IL and the Company with respect to the subject matter hereof.  No amendment of or waiver of, or modification of any obligation under this Undertaking will be enforceable unless set forth in a writing signed by the Company.  No delay or failure to require performance of any provision of this Undertaking shall constitute a waiver of that provision as to that or any other instance.  No waiver granted under this Undertaking as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived

4.8.                           This Undertaking, the rights of the Company hereunder, and the obligations of IL hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives.  The Company may assign any of its rights under this Undertaking.  IL may not assign, whether voluntarily or by operation of law, any of its obligations under this Undertaking, except with the prior written consent of the Company.

IN WITNESS WHEREOF, the undersigned, has executed this Undertaking as of the date first mentioned above.

Printed Name:	Ilan Levin	Signature:	/s/ Ilan Levin